UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 13, 2019

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310
Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
5.25% Notes due 2025	HCXZ	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 13, 2019, Hercules Capital, Inc. (the “Company”) entered into a Separation Agreement with Manuel Henriquez (the “Separation Agreement”), the Company’s former Chairman and Chief Executive Officer (which agreement becomes effective on July 23, 2019 unless revoked by Mr. Henriquez pursuant to California law before such date). Under the terms of the Separation Agreement, Mr. Henriquez is no longer an employee of the Company and has relinquished his claims to (i) 1,287,006 restricted stock units and shares of restricted stock whether vested or unvested, plus all related dividend equivalent units, under certain Restricted Stock Unit Award Agreements and Restricted Stock Award Agreements, (ii) all of his performance restricted stock units, which at target performance represented 812,348 units and could have ranged from 406,174 units at minimum performance to 1,624,696 units at maximum performance (and no units being awarded for performance falling under the minimum performance threshold), plus all related dividend equivalent units, under the Retention Performance Stock Unit Award Agreement, effective as of May 2, 2018, and (iii) all severance benefits under the Retention Agreement, effective as of October 26, 2017. In exchange for relinquishing his claims under, and the termination of, each of the retention and other award agreements between the Company and Mr. Henriquez, Mr. Henriquez will receive (i) 692,841 shares of the Company’s common stock (from settlement and/or acceleration of certain equity awards under certain outstanding equity award agreements) and (ii) three cash payments from the Company ($1,500,000 promptly after the effective date of the Separation Agreement (the “Effective Date”), $500,000 on the six-month anniversary of the Effective Date if Mr. Henriquez has complied with all of the covenants in the Separation Agreement as of such date and $500,000 on the one-year anniversary of the Effective Date if Mr. Henriquez has complied with all of the covenants in the Separation Agreement as of such date.

The cost of the settlement does not have a material impact on the Company's financial results for the quarter ending June 30, 2019 and it does not materially exceed the amounts that the Company has already expensed with respect to the awards and related agreements that Mr. Henriquez will no longer receive. Other than the two future $500,000 cash payments noted above in connection with the Separation Agreement, the Company’s financial results will not be adversely impacted after the quarterly period ended June 30, 2019 by the expenses associated with the retention and other award agreements previously issued to Mr. Henriquez.

The description above is only a summary of the material provisions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.
July 13, 2019

	By:	/s/ Melanie Grace
Melanie Grace
General Counsel